                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  August 9, 1995


              CAROLINA INVESTMENT PARTNERS, LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)


                                NORTH CAROLINA
                (State or other jurisdiction of incorporation)


      0-15571                                                       56-1494619
      (Commission File Number)               (IRS Employer Identification No.)

      4112 Blue Ridge Road, Suite 210                                    27612
      Raleigh, North Carolina                                       (Zip Code)
      (Address of principal executive offices)


                                 (919) 781-1700
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The Registrant, Churchill & Banks, Ltd. ("Churchill & Banks"), and ADA Corporation of North Carolina ("ADA") have executed an amendment to the agreement dated April 20, 1995 for Churchill & Banks to purchase certain tracts of real property owned by the Registrant and ADA. Set forth below is a summary of some of the material terms of the amendment, which summary should be read in conjunction with the full terms of the amendment, a copy of which is included as an exhibit hereto and is incorporated herein in its entirety.

On April 20, 1995, Registrant, Churchill & Banks and ADA entered into an Agreement for the Purchase and Sale of Real Estate, pursuant to which the Registrant will sell a parcel of land in the Wellington Park subdivision of the Town of Cary, Wake County, North Carolina. On August 9, 1995, Registrant, Churchill & Banks and ADA entered into an amendment pursuant to which Churchill & Banks shall have the right to terminate the agreement in the event that Churchill & Banks is unable to enter into a lease agreement with Lowe's Food Stores, Inc. on or before December 8, 1995.

Also pursuant to the amendment, the closing date for the sale has been extended until February 9, 1996. Churchill & Banks shall have the option to further extend the closing date up to an additional sixty (60) days.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Amendment dated August 9, 1995, to the Agreement for the Purchase and Sale of Real Estate dated as of April 20, 1995 between the Registrant, Churchill & Banks, Ltd., and ADA Corporation of North Carolina, which is attached as an exhibit to Form 8-K of Registrant dated April 20, 1995.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CAROLINA INVESTMENT PARTNERS, LIMITED
                                           PARTNERSHIP


                                           By:  WALSMITH ASSOCIATES TWO,
                                                 General Partner

Date:  August 17, 1995                     By:   Donald F. Waltson
                                              ---------------------------------
                                                 Donald F. Waltson
                                                 General Partner



                                 EXHIBIT INDEX


       EXHIBIT NO.              DESCRIPTION                        PAGE NO.

          10 Agreement for Purchase and sale of Real Estate dated as of April 20, 1995 between the Registrant, Churchill & Banks, Ltd., and ADA Corporation of North Carolina.